Exhibit 24(b)(8.90)

Fifth Amendment to the Selling and Services Agreement and Fund Participation Agreement

            This Fifth Amendment dated as of December 1, 2014 is made by and between Voya Retirement Insurance and Annuity Company (“Voya Retirement”), Voya Institutional Plan Services, LLC (“Voya Institutional”), Voya Financial Partners, LLC (“Voya Financial”) (collectively “Voya”), NYLIFE Distributors LLC (“NYLIFE Distributors”), and NYLIM Service Company LLC (“NSC”)(NYLIFE Distributors and NSC are collectively referred to herein as “Fund Service Provider”) ”), is made to the Selling and Services Agreement and Fund Participation Agreement dated as of November 8, 2007 (the “Agreement”), as amended on September 30, 2008, April 24, 2009  November 16, 2009, and February 1, 2013.  Terms defined in the Agreement are used herein as therein defined.

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W I T N E S S E T H:

WHEREAS, Voya and Fund Service Provider are parties to that certain Selling and Services Agreement and Fund Participation Agreement, which was effective as of November 8, 2007, and any Amendments thereto (the “Agreement”);

WHEREAS, effective September 1, 2014, ING Financial Advisers, LLC was renamed Voya Financial Partners, LLC.; ING Life Insurance and Annuity Company was renamed Voya Retirement Insurance and Annuity Company; and ING Institutional Plan Services, LLC was renamed Voya Institutional Plan Services, LLC.

WHEREAS, Voya and Fund Service Provider wish to update the schedule of Funds serviced under the Agreement (“Schedule C”);

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.      Schedule C of the Agreement is hereby deleted in its entirety and replaced with the attached.

            Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

*          *          *

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers effective as of the date first above written.

Voya Retirement Insurance and Annuity               NYLIM Service Company LLC

Company

By:        /s/Lisa Gilarde                                               By:        /s/Brian D. Wickwire

Name: Lisa Gilarde                                                    Name:  Brian D. Wickwire

Title:    Vice President                                                 Title:    President

Voya Financial Partners, LLC                                NYLIFE Distributors LLC

By:        /s/James Nichols, IV                                     By:        /s/Stephen P. Fisher

Name: James Nichols, IV                                           Name:  Stephen P. Fisher

Title:    President & CEO                                            Title:    CEO

Voya Institutional Plan Services, LLC

By:        /s/Lisa Gilarde

Name: Lisa Gilarde

Title:    Vice President

Schedule C

MainStay Funds Investor Class Shares

Service Organization’s compensation shall be an annual sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	TICKER
MainStay Balanced Fund	MBINX
MainStay Cornerstone Growth Fund	KLGNX
MainStay Epoch Global Choice Fund	EPAIX
MainStay Epoch Global Equity Yield Fund	EPSIX
MainStay Epoch International Small Cap Fund	EPIIX
MainStay Epoch U.S. All Cap Fund	MAWNX
MainStay Epoch U.S. Equity Yield Fund	EPLIX
MainStay High Yield Corp. Bond Fund	MHHIX
MainStay ICAP Equity Fund	ICANX
MainStay ICAP Global	ICGNX
MainStay ICAP International Fund	ICELX
MainStay ICAP Select Equity Fund	ICSOX
MainStay International Equity Fund	MINNX
MainStay Large Cap Growth Fund	MLINX
MainStay Map Fund	MSMIX
MainStay Marketfield Fund	MFNDX
MainStay U.S. Equity Opportunities	MYCNX
MainStay U.S. Small Cap Fund	MOINX

Service Organization’s compensation shall be an annual sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	TICKER
MainStay Common Stock Fund	MCSSX
MainStay Conservative Allocation Fund	MCKNX
MainStay Convertible Fund	MCINX
MainStay Cushing MLP Premier Fund	CSHNX
MainStay Cushing Renaissance Advantage Fund	CRZNX
MainStay Cushing Royalty Energy Income Fund	CURNX
MainStay Emerging Markets Opportunities Fund	MEOVX
MainStay Floating Rate Fund	MXFNX
MainStay Global High Inc Fund	MGHHX
MainStay Government Fund	MGVNX
MainStay Growth Allocation Fund	MGXNX
MainStay Income Builder Fund	MTINX
MainStay Indexed Bond Fund	MIXNX
MainStay Moderate Allocation Fund	MMRDX
MainStay Moderate Growth Allocation Fund	MGDNX
MainStay Retirement 2010 Fund	MYRDX
MainStay Retirement 2020 Fund	MYRYX
MainStay Retirement 2030 Fund	MRTFX
MainStay Retirement 2040 Fund	MSRUX
MainStay Retirement 2050 Fund	MSRVX
MainStay S&P 500 Index Fund	MYSPX
MainStay Short Term Bond Fund	MYTBX
MainStay Tax Free Bond Fund	MKINX
MainStay Total Return Bond Fund	MTMNX
MainStay Unconstrained Bond Fund	MSYDX

MainStay Funds Class A Shares

(For those existing Plans whose Fund Schedules included Class A Shares prior to September 30, 2008.)

Service Organization’s compensation shall be an annual sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	TICKER
MainStay Balanced Fund	MBNAX
MainStay Cornerstone Growth Fund	KLGAX
MainStay Epoch Global Choice Fund	EPAPX
MainStay Epoch Global Equity Yield Fund	EPSPX
MainStay Epoch International Small Cap Fund	EPIPX
MainStay Epoch U.S. All Cap Fund	MAAAX
MainStay Epoch U.S. Equity Yield Fund	EPLPX
MainStay Growth Equity Fund	MREAX
MainStay High Yield Corporate Bond Fund	MHCAX
MainStay ICAP Equity Fund	ICAUX
MainStay ICAP Global	ICGLX
MainStay ICAP International Fund	ICEVX
MainStay ICAP Select Equity	ICSRX
MainStay International Equity Fund	MSEAX
MainStay Large Cap Growth Fund	MLAAX
MainStay MAP Fund	MAPAX
MainStay Marketfield Fund	MFADX
MainStay U.S. Equity Opportunities Fund	MYCTX
MainStay U.S. Small Cap Fund	MOPAX

Service Organization’s compensation shall be an annual sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	TICKER
MainStay Common Stock Fund	MSOAX
MainStay Conservative Allocation	MCKAX
MainStay Convertible Fund	MCOAX
MainStay Cushing MLP Premier Fund	CSHAX
MainStay Cushing Renaissance Advantage Fund	CRZAX
MainStay Cushing Royalty Energy Income Fund	CURAX
MainStay Emerging Markets Opportunities Fund	MEOAX
MainStay Floating Rate Fund	MXFAX
MainStay Global High Income Fund	MGHAX
MainStay Government Fund	MGVAX
MainStay Growth Allocation	MGXAX
MainStay Income Builder Fund	MTRAX
MainStay Indexed Bond Fund	MIXAX
MainStay Moderate Allocation	MMRAX
MainStay Moderate Growth Allocation	MGDAX
MainStay Retirement 2010 Fund	MYRAX
MainStay Retirement 2020 Fund	MYROX
MainStay Retirement 2030 Fund	MRTTX
MainStay Retirement 2040 Fund	MSRTX
MainStay Retirement 2050 Fund	MSRLX
MainStay S&P 500 Index Fund	MSXAX
MainStay Short Term Bond Fund	MSTAX
MainStay Tax Free Bond Fund	MTBAX
MainStay Total Return Bond Fund	MTMAX
MainStay Unconstrained Bond Fund	MASAX

MainStay Funds Class I Shares

Service Organization’s compensation shall be an annual sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	TICKER
MainStay Balanced Fund	MBAIX
MainStay Cornerstone Growth Fund	KLGIX
MainStay Epoch Global Choice Fund	EPACX
MainStay Epoch Global Equity Yield Fund	EPSYX
MainStay Epoch International Small Cap Fund	EPIEX
MainStay Epoch U.S. All Cap Fund	MATIX
MainStay Epoch U.S. Equity Yield Fund	EPLCX
MainStay Growth Equity Fund	MRIEX
MainStay High Yield Corporate Bond Fund	MHYIX
MainStay ICAP Equity Fund	ICAEX
MainStay ICAP Global	ICGRX
MainStay ICAP International Fund	ICEUX
MainStay ICAP Select Equity Fund	ICSLX
MainStay International Equity Fund	MSIIX
MainStay Large Cap Growth Fund	MLAIX
MainStay MAP Fund	MUBFX
MainStay Marketfield Fund	MFLDX
MainStay U.S. Equity Opportunities Fund	MYCIX
MainStay U.S. Small Cap Fund	MOPIX

Service Organization’s compensation shall be an annual sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	TICKER
MainStay Common Stock Fund	MSOIX
MainStay Conservative Allocation	MCKIX
MainStay Cushing MLP Premier Fund	CSHZX
MainStay Cushing Renaissance Advantage Fund	CRZZX
MainStay Cushing Royalty Energy Income Fund	CURZX
MainStay Emerging Markets Opportunities Fund	MEOIX
MainStay Floating Rate Fund	MXFIX
MainStay Government Fund	MGOIX
MainStay Growth Allocation	MGXIX
MainStay Income Builder Fund	MTOIX
MainStay Indexed Bond Fund	MIXIX
MainStay Moderate Allocation	MMRIX
MainStay Moderate Growth Allocation	MGDIX
MainStay Retirement 2010 Fund	MYRIX
MainStay Retirement 2020 Fund	MYRTX
MainStay Retirement 2030 Fund	MRTIX
MainStay Retirement 2040 Fund	MSRYX
MainStay Retirement 2050 Fund	MSRMX
MainStay S&P 500 Index Fund	MSPIX
MainStay Short Term Bond Fund	MSTIX
MainStay Total Return Bond Fund	MTMIX
MainStay Unconstrained Bond Fund	MSDIX

MainStay Funds Class R1 Shares

Service Organization’s compensation shall be a combination of an annual shareholder service fee of ___% and a sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	TICKER
MainStay Balanced Fund	MBNRX
MainStay High Yield Corporate Bond Fund	MHHRX
MainStay ICAP Equity Fund	ICAWX
MainStay ICAP International Fund	ICETX
MainStay ICAP Select Equity Fund	ICSWX
MainStay International Equity	MIERX
MainStay Large Cap Growth Fund	MLRRX
MainStay MAP Fund	MAPRX
MainStay Retirement 2010 Fund	MYRRX
MainStay Retirement 2020 Fund	MYRUX
MainStay Retirement 2030 Fund	MRTOX
MainStay Retirement 2040 Fund	MSREX
MainStay Retirement 2050 Fund	MSROX
MainStay Total Return Bond Fund	MTMRX
MainStay U.S. Small Cap Fund	MOPRX

MainStay Funds Class R2 Shares

Service Organization’s compensation shall be a combination of an annual shareholder service fee of ___% and a sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below

Fund Name	TICKER
MainStay Balanced Fund	MBCRX
MainStay Common Stock Fund	MSORX
MainStay Cornerstone Growth Fund	KLGRX
MainStay Epoch Global Equity Yield Fund	EPSZX
MainStay High Yield Corporate Bond Fund	MHYRX
MainStay ICAP Equity Fund	ICAYX
MainStay ICAP International Fund	ICEYX
MainStay ICAP Select Equity Fund	ICSYX
MainStay International Equity	MIRRX
MainStay Large Cap Growth Fund	MLRTX
MainStay MAP Fund	MPRRX
MainStay Marketfield Fund	MFRDX
MainStay Retirement 2010 Fund	MYRWX
MainStay Retirement 2020 Fund	MYRVX
MainStay Retirement 2030 Fund	MRTUX
MainStay Retirement 2040 Fund	MSRQX
MainStay Retirement 2050 Fund	MSRPX
MainStay Total Return Bond Fund	MTRTX
MainStay U.S. Small Cap Fund	MOTRX
MainStay Unconstrained Bond Fund	MSIRX

MainStay Funds Class R3 Shares

Service Organization’s compensation shall be a combination of an annual shareholder service fee of ___% and a sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	TICKER
MainStay Balanced Fund	MBDRX
MainStay ICAP Equity Fund	ICAZX
MainStay ICAP International Fund	ICEZX
MainStay ICAP Select Equity Fund	ICSZX
MainStay International Equity	MIFRX
MainStay Large Cap Growth Fund	MLGRX
MainStay MAP Fund	MMAPX
MainStay Retirement 2010 Fund	MYREX
MainStay Retirement 2020 Fund	MYRZX
MainStay Retirement 2030 Fund	MRTVX
MainStay Retirement 2040 Fund	MSRZX
MainStay Retirement 2050 Fund	MSRWX

MainStay Funds Class R6 Shares

The parties agree that no compensation shall be paid with respect to accounts in Class R6 shares.

Fund Name	TICKER
MainStay Epoch Global Equity Yield Fund	EPSRX
MainStay High Yield Corporate Bond Fund	MHYSX
MainStay ICAP Select Equity Fund	ICSDX
MainStay Large Cap Growth Fund	MLRSX
MainStay Marketfield Fund	MFRIX
MainStay Total Return Bond Fund	MTRDX